Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of March 9, 2012, among ABITIBIBOWATER INC., a Delaware corporation (the “Issuer”), the Guarantors party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, ABI Escrow Corporation (the “Escrow Issuer”) has heretofore executed and delivered to the Trustee an indenture (the “Original Indenture”) dated as of October 4, 2010, providing for the issuance of the Original Issuer’s 10.25% Senior Secured Notes due 2018 (the “Notes”);

WHEREAS, the Original Indenture was amended and supplemented pursuant to a First Supplemental Indenture dated as of December 9, 2010 (the “Original First Supplemental Indenture”), and substantially concurrently with the execution and delivery thereof, the Escrow Issuer merged into the Issuer, with the Issuer continuing as the surviving corporation, and certain Subsidiaries of the Issuer executed and delivered Note Guarantees;

WHEREAS, pursuant to an Amended and Restated Indenture, dated as of May 12, 2011 (the “Amended and Restated Indenture”), the Issuer, the Guarantors party thereto, and the Trustee amended and restated the Original Indenture, as modified by the Original First Supplemental Indenture, in its entirety;

WHEREAS, pursuant to a First Supplemental Indenture, dated as of June 30, 2011 (together with the Amended and Restated Indenture, as further amended or modified from time to time, the “Indenture”), the Issuer, the Guarantors party thereto and the Trustee amended the Amended and Restated Indenture to add Additional Guarantors as party thereto;

WHEREAS, the Issuer believes that the Notes are now freely tradable without restriction by non-affiliates of the Issuer pursuant to Rule 144(b)(1) of the Securities Act of 1933, as amended, and, therefore, that the Private Placement Legend is no longer required to be included on the Notes; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer, and the Guarantors party hereto are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder to amend, supplement, and modify Indenture as set forth herein;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors party hereto, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Amendment to the Indenture.

(a) Section 2.06(g) of the Indenture is hereby amended by deleting the first sentence of subsection (1)(A) thereof in its entirety and replacing it with the following:

“(A) Except as permitted by subparagraphs (B) and (C) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:”

(b) Section 2.06(g) of the Indenture is hereby further amended by adding the following as a new subsection (1)(C) thereto:

“(C) Removal of Private Placement Legend

(i) If, on the date that is 366 days after the Issue Date, or the next succeeding Business Day if such date is not a Business Day, any Notes are represented by a Restricted Global Note, the Company may automatically exchange every beneficial interest in each Restricted Global Note for beneficial interests in Global Notes that are not subject to the restrictions set forth in the Private Placement Legend and in Section 2.06 hereof.

(ii) The Company may effect any such automatic exchange as follows: (A) deliver to the Depositary an instruction letter for the Depositary’s mandatory exchange process and (B) deliver to each of the Trustee and the Registrar a duly completed Free Transferability Certificate in the form attached hereto as Exhibit F. The first date on which both the Trustee and the Registrar have received the Free Transferability Certificate will be known as the “Mandatory Exchange Date.”

(iii) Immediately upon receipt of the Free Transferability Certificate by each of the Trustee and the Registrar the Private Placement Legend will be deemed removed from each of the Global Notes specified in such Free Transferability Certificate, and the CUSIP and the ISIN for such Restricted Global Note will be deemed removed from each of such Global Notes and deemed replaced with the unrestricted CUSIP and ISIN set forth in the Free Transferability Certificate (or, if required by the Depositary, the Company and the Trustee shall cooperate to cause the execution and authentication of a replacement Global Note bearing the unrestricted CUSIP and ISIN pursuant to the terms hereof).

(iv) Following receipt of the Free Transferability Certificate, the Trustee agrees to cooperate with the Company, at the Company’s expense, in its efforts to cause each Global Note to be identified by the unrestricted CUSIP in the facilities of the Depository and to authenticate a replacement Global Note bearing the unrestricted CUSIP and ISIN pursuant to the terms hereof. In connection therewith, the Trustee agrees to comply with all Applicable Procedures.”

(c) The Indenture is amended by adding the Free Transferability Certificate attached to this Supplemental Indenture as Annex A as Exhibit F thereto.

4. Effectiveness of Supplemental Indenture; Ratification of Indenture and Registration Rights Agreement; Supplemental Indentures Part of Indenture and Registration Rights Agreement. This

Supplemental Indenture shall become effective upon execution hereof by the Issuer, the Guarantors party hereto, and the Trustee. Except as expressly amended hereby, the Indenture, the Notes and the Registration Rights Agreement are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture, the Registration Rights Agreement and the Notes for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ABITIBIBOWATER INC., as the Issuer

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Senior Vice President and Chief Financial Officer

AUGUSTA NEWSPRINT COMPANY LLC, as a Guarantor

By:	Abitibi Consolidated Sales LLC, its Sole Member and Manager

By:	AbitibiBowater Inc., its Sole Member

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Senior Vice President and Chief Financial Officer

AUGUSTA NEWSPRINT HOLDING LLC, as a Guarantor

By:	Abitibi Consolidated Sales LLC, its Member

By:	AbitibiBowater Inc., its Sole Member

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

ABIBOW US INC., as a Guarantor

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Senior Vice President and Chief Financial Officer

BOWATER NEWSPRINT SOUTH LLC, as a Guarantor

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Manager

BOWATER NUWAY MID-STATES INC., as a Guarantor

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Vice President and Chief Financial Officer

LAKE SUPERIOR FOREST PRODUCTS INC., as a Guarantor

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Vice President and Chief Financial Officer

DONOHUE CORP., as a Guarantor

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Vice President and Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

ABIBOW RECYCLING LLC, as a Guarantor

By:	AbitibiBowater Inc., its Sole Member

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Senior Vice President and Chief Financial Officer

ABITIBI CONSOLIDATED SALES LLC, as a Guarantor

By: AbitibiBowater Inc., its Sole Member

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]

ANNEX A

FORM OF FREE TRANSFERABILITY CERTIFICATE

Wells Fargo Bank, National Association

Corporate Trust Services

7000 Central Parkway, Suite 550

Atlanta, Georgia 30328

Re:	10.25% Senior Secured Notes due 2018

Dear Sir/Madam:

Whereas the 10.25% Senior Secured Notes due 2018 of AbitibiBowater Inc., Inc. (the “Notes”) have become freely tradable without restriction by non-affiliates of AbitibiBowater Inc. (the “Company”) pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended, in accordance with Section 2.06(g) of the Indenture, pursuant to which the Notes were issued, the Company hereby instructs you that, unless otherwise later directed in writing by the Company:

(i)	the Private Placement Legend described in Section 2.06(g) of the Indenture and set forth on the Notes will be deemed removed from the Global Notes representing such securities, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of holders; and

(ii)	the Restricted Global Notes CUSIP(s) and ISIN(s) ( / ) will be deemed removed from the Global Notes and replaced, respectively, with the following unrestricted CUSIP and ISIN, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of holders.

CUSIP:

ISIN:

Capitalized terms used but not defined herein have the meanings set forth in the Indenture.

Very truly yours,

ABITIBIBOWATER INC.

By:
Name:
Title: